Exhibit 4.4
TWENTY-SEVENTH SUPPLEMENTAL INDENTURE
     Twenty-Seventh Supplemental Indenture (this “Supplemental Indenture”), dated as of October 5, 2009, among NRG Retail LLC, Reliant Energy Power Supply, LLC, Reliant Energy Retail Holdings, LLC, RERH Holdings, LLC, Reliant Energy Retail Services, LLC and RE Retail Receivables, LLC (each a “Guaranteeing Subsidiary” and together the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature page hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a Twenty-Second Supplemental Indenture (the “Twenty-Second Supplemental Indenture”), dated as of June 5, 2009, among the Company, the Existing Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $700 million of 8.50% Senior Notes due 2019 (the “Initial Notes”), and, subject to the terms of the Twenty-Second Supplemental Indenture, future unlimited issuances of 8.50% Senior Notes due 2019 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), and a twenty-third supplemental indenture, dated as of July 14, 2009, among the Company, the Existing Guarantors and the Trustee (the “Twenty-Third Supplemental Indenture” and together with the Base Indenture and the Twenty-Second Supplemental Indenture, the “Indenture”);
     WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (each a “Subsidiary Guarantee” and together, the “Subsidiary Guarantees”); and
     WHEREAS, Section 9.01 of the Twenty-Second Supplemental Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Twenty-Second Supplemental Indenture without the consent of any Holders of the Notes in order to cure any ambiguity, defect or inconsistency as well as to conform the text of the Twenty-Second Supplemental Indenture to any provision of the “Description of the Notes” section of the Company’s Prospectus Supplement, dated June 2, 2009, relating to the initial offering of the Notes (the “Prospectus Supplement”).
     WHEREAS, the definition of “Applicable Premium” in Section 1.01 of the Twenty-Second Supplemental Indenture is: (a) ambiguous, in that it references the “redemption price of the Note at January 15, 2012 (such redemption price being set forth in the table appearing under Section 3.07 hereof)” while the referenced table in Section 3.07 does not set forth a redemption price as of such date; and (b) inconsistent with the definition of “Applicable Premium” in the Description of the Notes section of the Prospectus Supplement, and must be revised to cure such ambiguities and inconsistencies.
     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company (including a Board Resolution);
     WHEREAS, pursuant to Sections 4.17 and 9.01 of the Twenty-Second Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.
Signature Page to Twenty-Seventh Supplemental Indenture

     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to be Bound; Guarantee. Each Guaranteeing Subsidiary hereby becomes a party to the Supplemental Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture. Each Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Supplemental Indenture. In furtherance of the foregoing, each Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 10 of the Supplemental Indenture, including, without limitation, Section 10.02 thereof.
     3. Amendment to Section 1.01 of the Twenty-Second Supplemental Indenture. The definition of “Applicable Premium” in Section 1.01 of the Twenty-Second Supplemental Indenture is hereby deleted and replaced with the following:
““Applicable Premium” means, with respect to any note on any redemption date, the greater of:
(1) 1.0% of the principal amount of the note; or
(2) the excess of:
(a) the present value at such redemption date of (i) the redemption price of the Note at June 15, 2014, (such redemption price being set forth in the table appearing under Section 3.07 hereof) plus (ii) all required interest payments due on the Note through June 15, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b) the principal amount of the Note, if greater.”
     4. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.
     5. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.
     6. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
     7. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     8. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     9. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.
     10. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
     11. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     12. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     13. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     14. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.
     15. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guaranteeing Subsidiaries, the Existing Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Guaranteeing Subsidiaries:

RELIANT ENERGY POWER SUPPLY, LLC

By:	/s/ Christopher Sotos

Name:	Christopher Sotos
Title:	Vice President

RELIANT ENERGY RETAIL HOLDINGS, LLC

By:	/s/ Christopher Sotos

Name:	Christopher Sotos
Title:	Vice President

RERH HOLDINGS, LLC

By:	/s/ Christopher Sotos

Name:	Christopher Sotos
Title:	Vice President

RELIANT ENERGY RETAIL SERVICES, LLC

By:	/s/ Christopher Sotos

Name:	Christopher Sotos
Title:	Vice President

RE RETAIL RECEIVABLES, LLC

By:	/s/ Christopher Sotos

Name:	Christopher Sotos
Title:	Vice President

NRG RETAIL LLC

By:	/s/ Christopher Sotos

Name:	Christopher Sotos
Title:	Vice President

Issuer:

NRG ENERGY, INC.

By:	/s/ Christopher Sotos

Name:	Christopher Sotos
Title:	Vice President & Treasurer

Existing Guarantors:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BERRIANS I GAS TURBINE POWER LLC
BIG CAJUN II UNIT 4 LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CHICKAHOMINY RIVER ENERGY CORP.
COMMONWEALTH ATLANTIC POWER LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER LLC
EL SEGUNDO POWER II LLC
HANOVER ENERGY COMPANY
HOFFMAN SUMMIT WIND PROJECT, LLC
HUNTLEY IGCC LLC
HUNTLEY POWER LLC
INDIAN RIVER IGCC LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
JAMES RIVER POWER LLC
KAUFMAN COGEN LP
KEYSTONE POWER LLC
LAKE ERIE PROPERTIES INC.
LANGFORD WIND POWER, LLC
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE IGCC LLC
MONTVILLE POWER LLC
NEO CHESTER-GEN LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASIA-PACIFIC, LTD.

NRG ASTORIA GAS TURBINE OPERATIONS, INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CADILLAC OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG KAUFMAN LLC
NRG MESQUITE LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING LLC
NRG ROCKY ROAD LLC
NRG SAGUARO OPERATIONS INC.
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS LLC
NRG TEXAS HOLDING INC.
NRG TEXAS POWER LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
PADOMA WIND POWER, LLC
RELIANT ENERGY SERVICES TEXAS, LLC
RELIANT ENERGY TEXAS RETAIL, LLC
SAGUARO POWER LLC
SAN JUAN MESA WIND PROJECT II, LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC

WCP (GENERATION) HOLDINGS LLC WEST COAST POWER LLC

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Treasurer

GCP FUNDING COMPANY, LLC TEXAS GENCO LP, LLC

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Management Board Member

NRG SOUTH TEXAS LP

By:	Texas Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Treasurer

TEXAS GENCO SERVICES, LP

By:	New Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Treasurer

NRG CONSTRUCTION LLC

By:	/s/ Rachel Smith
Name:	Rachel Smith
Title:	Treasurer

Attest:

By: Name:	/s/ Tanuja M. Dehne Tanuja M. Dehne
Title:	Corporate Secretary

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
Name:	James D. Heaney
Title:	Managing Director